CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus dated June 1, 2010 for Invesco Van Kampen International Advantage Fund and June 1, 2010, as revised October 6, 2010, for Invesco Van Kampen International Growth Fund, that are incorporated by reference in the Proxy Statements/Prospectuses in the Registration Statement of AIM International Mutual Funds (Invesco International Mutual Funds) on Form N-14.
We also consent to the reference to our firm as predecessor fund’s auditor under the caption “Independent Registered Public Accounting Firm” and to the incorporation by reference of our reports dated October 26, 2009 for Van Kampen International Advantage Fund and Van Kampen International Growth Fund, in the Statement of Additional Information dated November 10, 2010 of AIM Investment Funds (Invesco Investment Funds), that is incorporated by reference in the Statement of Additional Information in the Registration Statement of AIM International Mutual Funds (Invesco International Mutual Funds) on Form N-14.
/s/ ERNST & YOUNG LLP
Chicago, Illinois
November 22, 2010